Exhibit 10(e)13

Amendment To

Service Agreement

The parties hereto do hereby stipulate and agree to that the SERVICE AGREEMENT entered into by and between them under date of April 1, 1963, and as heretofore amended on January 1, 1972, April 27, 1984, August 1, 1988, January 28, 1991, January 1, 1992, January 1, 1996, January 1, 1998, January 1, 1999, January 1, 2000 and January 1, 2001 be and the same hereby is further amended by substituting for the Supplement to Exhibit II to the SERVICE AGREEMENT, the attached revised Supplement to Exhibit II. This Amendment is made and entered into as of April 1, 2002.

ENTERGY SERVICES, INC.

By /s/ Nathan E. Langston
Nathan E. Langston
Senior Vice President and Chief Accounting Officer

ENTERGY LOUISIANA, INC.

By /e/ Renae Conley
Renae Conley
President and CEO

Exhibit B

ALLOCATION FORMULAE FOR

GROUPS OF CLIENT COMPANIES

Exhibit II, Supplement

Note: Each allocation formula will be based on data relevant to participating Client Companies to whom the services are provided.

ENERGY SALES

Based on total kilowatt-hours of energy sold to consumers.

Used primarily for the allocation of costs associated with the financial analyses of sales and related items.

CUSTOMERS

Based on a twelve-month average of residential, commercial, industrial, government, and municipal general business electric and gas customers.

Used primarily for the allocation of costs associated with the support of customer based services. Would include customer service and support, marketing, economic forecasts, environmental services, financial and regulatory analyses and customer information systems.

EMPLOYEES

Based on the number of full-time employees at period end.

Used primarily for the allocation of costs associated with the support of employee-based services. Would include administration of employee benefits programs, employee communications, employee training, and various facilities-based benefits and information technology desktop support.

RESPONSIBILITY RATIO

Based on the ratio of the company's load at time of system peak load. The peak load is the average of the twelve monthly highest clock-hour demands in kilowatts of the interconnected system occurring each month coincident with the system peak load.

Used primarily for the allocation of costs incurred in fossil plant support and integrated planning.

TRANSMISSION LINE MILES

Based on the number of miles of transmission lines, weighted for design voltage (Voltage < 400kv = 1; Voltage >=400kv =2).

Used primarily for the allocation of costs associated with project design, maintenance and installation of Entergy transmission lines.

SUBSTATIONS

Based on the number of high voltage substations weighted for Voltage (Voltage < 500kv = 1; Voltage >= 500kv = 2).

Used primarily for the allocation of related engineering and technical support for transmission and distribution substation operations and maintenance as well as for engineering and project management associated with substation construction.

COMPOSITE - TRANSMISSION LINES/SUBSTATIONS

Based on two components: Transmission Line Miles (30% weighting) and the Number of High Voltage Substations (70% weighting).

Used primarily for the allocation of the costs associated with the support of the transmission and distribution function that has both a transmission line component as well as a substation or load component.

GAS CONSUMPTION

Based on the volume of natural gas consumed annually by all gas fired generating units within the Entergy System.

Used for the allocation of costs associated with services in support of gas purchased for generation units.

LEVEL OF ESI SERVICE

Based on ESI total billings to each System company, excluding corporate overhead.

Used for the allocation of costs associated with support of ESI as a legal entity.

SYSTEM CAPACITY (NON-NUCLEAR)

Based on the power level, in kilowatts, that could be achieved if all non-nuclear generating units were operating at maximum capability simultaneously.

Used primarily for the allocation of costs associated with the support of the fossil operations of the System. This would include services provided by plant support, environmental and purchasing.

LABOR DOLLARS BILLED

Based on total labor dollars billed to each company.

Used primarily to allocate the costs associated with employee benefits plans, payroll taxes, departmental indirect costs and performance based compensation plans for ESI employees.

DISTRIBUTION LINE MILES

Based on the number of miles of distribution lines of 34.5kv or less.

Used primarily for the allocation of costs associated with project design, maintenance and installation of Entergy distribution lines.

COAL CONSUMPTION

Based on the quantity of tons of coal delivered for a twelve-month period to each coal plant within the Entergy System.

Used for the allocation of costs associated with services in support of coal purchased for coal generating units.

ACCOUNTS PAYABLE TRANSACTIONS

Based on a twelve-month number of accounts payable transactions processed.

Used for the allocation of costs associated with the support of the accounts payable function.

SQUARE FOOTAGE

Based on square footage occupied by ESI functional business units.

Used primarily to allocate the costs associated with facilities supervision and support.

INSURANCE PREMIUMS (NON-NUCLEAR)

Based on non-nuclear insurance premiums.

Used for the allocation of costs associated with risk management.

ASSET LOCATIONS

Based on the number of asset locations at period end.

Used for the allocation of costs associated with the fixed asset accounting function.

CAPITAL EXPENDITURE AUTHORIZATIONS (CEA)

Based on a twelve-month average of outstanding Capital Expenditure Authorizations and Storm Job Orders.

Used for the allocation of costs associated with the capital project costing accounting function.

TOTAL ASSETS

Based on total assets at period end.

Used primarily to allocate costs associated with the oversight and safeguarding of corporate assets. This would include services provided by financial management and certain finance functions, among others. Also used when the services provided are driven by the relative size and complexity of the System Companies and there is no functional relationship between the services and any other available allocation formula.

BANK ACCOUNTS

Based on the number of bank accounts at period end.

Used for the allocation of costs associated with daily cash management activities.

SERVER AND MAINFRAME USAGE COMPOSITE

Based on the use of historical expenditures.

Used primarily for the allocation of costs associated with mainframe, unix servers and related database administration.

GENERAL LEDGER TRANSACTIONS

Based on the number of general ledger transactions for the period.

Used primarily for the allocation of costs associated with general ledger activities, including related information systems, and for general accounting activities.

TRANSITION TO COMPETITION

Based on a twelve-month average of residential, commercial, industrial, government, and municipal general business of gas and/or electric customers.

Used primarily for the allocation of costs associated with the management support of the Entergy System's strategy for and transition to competition.

TELEPHONES

Based on the number of telephones within each Legal Entity at period end.

Used for the allocation of costs associated with maintenance and support of telephones.

FIBER

Based on capacity and use of the Entergy System's fiber optic network.

Used primarily for the allocation of fiber optic operations and maintenance expenses.

NUCLEAR UNITS

Based on the number of nuclear units managed and operated by each Entergy System Company.

Used primarily to allocate nuclear fuel-related services.

NUCLEAR SITES

Based on the number of nuclear sites managed and operated by each Entergy System Company.

Used to allocate miscellaneous nuclear-related services.

CALL CENTERS

Based on the number of customer calls for each Legal Entity at period end.

Used for the allocation of costs associated with customer service support centers.

ACCOUNTS RECEIVABLE INVOICES

Based on a twelve-month number of accounts receivable transactions processed.

Used for the allocation of costs associated with the support of the accounts receivable function.

PAYCHECKS

Based on the number of paychecks issued at each Legal Entity at period end.

Used for the allocation of costs associated with the processing of payroll.

PROPERTY AND LIABILITY PAID LOSSES

Based on a five-year annual average of the property and liability losses paid by the system companies.

Used for the allocation of costs associated with the operation and maintenance of the Risk Information System.

COMPOSITE- SUPPLY CHAIN (Number of Transactions, Stockroom Count and Procurement Total Spending)

Based on three components with weighting to each: number of transactions, stockroom count, and procurement total spending.

Used for the allocation of costs associated with the management and operations of the materials management and work order processing system.

SUPPLY CHAIN - Inventory Management Fossil, Transmission & Distribution Issues, Transfers & Returns

Based on the number of issues, transfer & return transactions for each Legal Entity at period end.

Used for the allocation of costs associated with the management and operations of investment recovery, including Fossil, but excluding Nuclear.

SUPPLY CHAIN - Procurement Total Spending

Based on the dollar amount of procurement spending within each Legal Entity at period end.

Used for the allocation of costs associated with procurement activities for the Entergy System.

SUPPLY CHAIN - LABOR DOLLARS

Based on the labor dollars for the Transformer, Meter, and Light Shops.

Used primarily for the allocation of costs associated with services provided by employees in the supply chain equipment refurbishment and repair department.

DISTRIBUTION SUBSTATIONS TRANSFORMERS

Based on the number of transformers at the Distribution Substations at period end.

Used primarily for the allocation of costs associated with the maintenance, administrative activities, and technical analysis of all Distribution Substations.

REMOTE ACCESS SERVICES (RAS) ID's

Based on the number of RAS ID's within each Legal Entity at period end.

Used for the allocation of costs associated with providing Remote Access Service to Entergy employees and contractors.

VEHICLES

Based on the number of vehicles owned by each Legal Entity.

Used for the allocation of costs associated with the maintenance of company vehicles.

MANAGED ACCOUNTS

Based on the number of industrial and commercial managed accounts excluding non-regulated Texas.

Used for the allocation of costs associated with the maintenance of Entergy's industrial and commercial customer accounts.